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                                                                    Exhibit 8.2

                       WINTHROP, STIMSON, PUTNAM & ROBERTS




                                 August 4, 1999




Yankee Energy System, Inc.
599 Research Parkway
Meriden, Connecticut 06604-4918


                     Re:    Agreement and Plan of Merger between
                            Yankee Energy System, Inc. and
                            Northeast Utilities Dated June 14, 1999
                     ----------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel for Yankee Energy System, Inc., a Connecticut corporation ("Yankee"), in connection with the proposed merger of Yankee into Merger Sub, a Connecticut corporation ("Merger Sub"), a wholly owned subsidiary of Northeast Utilities, a Massachusetts business trust ("NU"), with Merger Sub surviving (the "Merger"). In connection with the Merger, NU has filed a registration statement on Form S-4 (as amended, the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). All terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

         On the basis of the foregoing and upon consideration of applicable law, subject to the qualifications stated therein, the discussions of United States federal income tax considerations set forth under the captions "Questions and Answers About the Merger - Q: What are the federal income tax consequences of the merger to shareholder?," "Summary--Material Federal Income Tax Consequences" and "The Merger--Material Federal Income Tax Consequences of the Merger" in the proxy statement/prospectus that forms a part of the Registration Statement, insofar as they relate to provisions of United States federal income tax law, are, as of the date hereof, taken as a whole, accurate in all material respects.



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Yankee Energy System, Inc.
August 4, 1999



         This opinion is limited to the federal income tax law of the United States and does not consider the effect of any foreign, state or local laws or any United States federal laws other than those pertaining to the income tax.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                      Very truly yours,

                                      /s/ Winthrop, Stimson, Putnam & Roberts